UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2018

Fuse Enterprises Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 E. Huntington Dr., Suite 105 Arcadia, CA 91006
(Address of principal executive offices)

(626) 353-9991
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Definitive Material Agreement.

On May 4, 2018, Fuse Enterprises Inc. (the “Company”), entered into a Mineral Mining Interactive Technology and Related Application Software Development Service Contract (the “Contract”) with Prime King Investment Limited, a corporation organized under the laws of Hong Kong (the “Prime King”).

Pursuant to the terms of the Contract, Prime King shall provide services to the Company relating the development, installation and debug of software and system for Mineral Mining Interactive Technology and Related Application (the “Project”) as well as collecting and building of raw data for the application system and software, hardware and network operation environment needed for application system of the Project. Prime King shall also provide trainings to the Company’s staffs per request of the Company as well as maintenance for the Project for one year after the completion of the Project free of charge.

Under the Contract, the Company shall pay Prime King aggregate consideration of $3,000,000, of which 50% to be paid within 10 days of the execution of the Contract and the remaining 50% to be paid within 10 days of the completion of the Project after inspection and approval by the Company.

The Contract also contains customary representations and warranties regarding the intellectual property developed pursuant to the Contract and covenants regarding the parties’ cooperation.

The description contained herein of the terms of the Contract does not purport to be complete and is qualified in its entirety by the Contract, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Mineral Mining Interactive Technology and Related Application Software Development Service Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Enterprises Inc.

Date: May 9, 2018	By:	/s/ Umesh Patel
Umesh Patel
Chief Executive Officer